UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 17, 2014

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2014, Legacy Reserves LP (the “Partnership”) executed the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”).

The Series B Preferred Units rank senior to the Partnership’s units, with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series B Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into units in connection with a change of control.

At any time on or after June 15, 2019, the Partnership may, at its option, redeem the Series B Preferred Units, in whole or in part, from time to time, at a redemption price of $25.00 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption. In addition, the Partnership may redeem the Series B Preferred Units following certain changes of control, as described in the Partnership Agreement.  If the Partnership does not exercise this option, then the holders of the Series B Preferred Units have the option to convert the Series B Preferred Units into a number of units per Series B Preferred Unit as set forth in the Partnership Agreement. If the Partnership exercises its redemption rights relating to any Series B Preferred Units, the holders of those Series B Preferred Units will not have the conversion right described above with respect to the Series B Preferred Units called for redemption.

Holders of Series B Preferred Units will have no voting rights except for limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Series B Preferred Units and in certain other limited circumstances or as required by law.

The description of the Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
Exhibit 3.1	Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP.
Exhibit 4.1

Specimen Unit Certificate for the Series B Preferred Units (attached as Exhibit C to the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP filed as Exhibit 3.1 hereto and incorporated herein by reference).

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding legality of the Series B Preferred Units.
Exhibit 8.1	Opinion of Andrews Kurth LLP regarding tax matters.
Exhibit 23.1	Consent of Andrews Kurth LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: June 17, 2014	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP.
Exhibit 4.1

Specimen Unit Certificate for the Series B Preferred Units (attached as Exhibit C to the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP filed as Exhibit 3.1 hereto and incorporated herein by reference).

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding legality of the Series B Preferred Units.
Exhibit 8.1	Opinion of Andrews Kurth LLP regarding tax matters.
Exhibit 23.1	Consent of Andrews Kurth LLP (included in its opinions filed as Exhibits 5.1 and 8.1).